                                                                   EXHIBIT 10.48

                       Equity-For-Debt Exchange Agreement

        This Equity-For-Debt Exchange Agreement (this "Agreement"), dated as of August 24, 2001, is entered into between Exodus Communications, Inc. (the "Company") and CRT Capital Group LLC ("CRT") which is a party hereto (the "Noteholder").

        Recitals: The Noteholder and the Company have agreed to an exchange of
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$50,000,000 principal amount of the 5.25% subordinated convertible notes due 2/15/08 of the Company plus accrued unpaid interest thereon (the "Notes") for 7,800,000 shares of common stock of the Company, on the terms and conditions contained in this Agreement. In consideration of the premises and the agreements and representations contained herein, the parties hereto agree as follows:

        A.  Exchange.  On August 27, 2001 (or within 48 hours thereof if the
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transaction cannot be consummated on the 17th), (A) Noteholder will deliver or cause to be delivered the Notes together with appropriate transfer documents executed in blank to the Company or deliver or cause to be delivered the Notes to an account of the trustee for the Notes for the benefit of the Company as requested by the Company, and (B) the Company will cause to be issued to the Noteholder 7,800,000 shares of common stock of the Company (the "Shares") in the name of the Noteholder or in the name of a custodian or nominee of the Noteholder as requested by the Noteholder in exchange for the Notes plus all claims arising out of or relating to the Notes, including, but not limited to, any accrued but unpaid interest thereon.

        B.  Representations, Warranties and Covenants.
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        (1) The Company represents and warrants to Noteholder that: (A) the Shares will, when issued, be validly issued, fully paid and nonassessable;
(B) the Shares are not subject to any restrictions on transfer under the Securities Act of 1933 (as amended), by virtue of the exemption contained in
Section 3 (a) (9) thereof, or to restrictions on transfer under any other law of general applicability; (C) the issuance and delivery of the Shares to Noteholder will not violate: (i) the Company's charter documents; (ii) assuming the accuracy of Noteholder's representations and warranties herein, any agreement to which the Company is a party, including any indenture; or (iii) any applicable federal or state statute, rule or regulation; and (D) the Company has all requisite power and authority to enter into this agreement and perform its obligations hereunder.

        (2) Noteholder represents and warrants to the Company that Noteholder will convey to the Company hereunder good title to the Notes, free of liens, claims and encumbrances.

        C.  Governing Law. The laws of the State of California shall govern this
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Agreement without giving effect to the conflict of law rules contained therein.

        IN WITNESS WHEREOF, the parties have caused this Equity-For-Debt Exchange Agreement to be duly executed as of the date first written above.

CRT CAPITAL GROUP LLC                           EXODUS COMMUNICATIONS, INC

By:  /s/ C.M. Vaughn, Jr.                       By:  /s/ William Austin
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Name:  C.M. Vaughn, Jr.                         Name:  William Austin
Title: Managing Member                          Title: CFO